Exhibit 10.13 AMENDMENT NO. 2 TO THE QUEST DIAGNOSTICS PROFIT SHARING PLAN (as amended and restated effective September 14, 2023) The Quest Diagnostics profit sharing Plan, as presently maintained under an amendment and restatement effective as of September 14, 2023 (the "Plan"), is hereby amended, effective as of January 1, 2025 (unless a different effective date is indicated), in the following respects: I. Subsection (b)(3) of the definition of Eligibility Service in Article I of the Plan is amended by replacing the language in its entirety with the following: "With respect to a corporate transaction, (i) those periods of employment specified pursuant to the corporate transaction or, if eligibility service is not specified pursuant to the corporate transaction, (ii) those periods specified in Appendix J, in each case as applied in a uniform and nondiscriminatory manner and consistent with applicable law;" 2. Subsection (b) of the definition of Eligibility Service in Article I of the Plan is amended by adding the following new subsection (b)(8): "With respect to an Employee who directly transferred employment to an Employer from a joint venture partner that is not an Employer, periods of contiguous employment with the joint venture partner which constituted eligibility service under the plan sponsored by the joint venture partner, as applied in a uniform and nondiscriminatory manner and consistent with applicable law." 3. Subsection (b)(3) of the definition of Years of Vesting Service in Article 1 of the Plan is amended by replacing the language in its entirety with the following: "With respect to a corporate transaction, (i) those periods of employment specified pursuant to the corporate transaction or, if vesting service is not specified pursuant to the corporate transaction, (ii) those periods specified in Appendix J, in each case as applied in a uniform and nondiscriminatory manner and consistent with applicable law;" 4. Subsection (b) of the definition of Years of Vesting Service in Article I of the Plan is amended by adding the following new subsection (b)(8): "With respect to an Employee who directly transferred employment to an Employer from a joint venture partner that is not an Employer, periods of contiguous employment with the joint venture partner which constituted vesting service under the plan sponsored by the joint venture partner, as applied in a uniform and nondiscriminatory manner and consistent with applicable law." 5. Section 3.1(b), "Catch-Up Contributions", is amended by inserting the following new subsection 3.1(b)(7) at the end thereof: "Notwithstanding any other provision of the Plan to the contrary, beginning with the Plan Year beginning January 1, 2026, an Eligible Employee who is eligible to make Catch-Up Contributions for a Plan Year and who has wages (as defined in section 3121(a) of the Code) for the preceding calendar year from his Employer (that is his common law employer during the Plan Year) that exceeded $145,000, as may be adjusted for calendar years beginning on or after January 1,2025, as provided in section 414(v)(7) of the Code, shall not be eligible to make Catch-Up Pre-Tax Contributions, but may only make Catch-Up Roth Contributions. Catch-Up Contributions shall be made in accordance with procedures established by the Benefits Administration Committee." 6. For purposes of clarity and consistency with the applicable provisions of the Plan, the initial paragraph of Appendix F, Survivor Annuity Distribution Provisions, is amended by replacing the language in its entirety with the following: "The provisions of this Appendix F apply to only a Participant ("QJSA Participant") who has a portion of his Account attributable to the Money Purchase Pension Plan Sub-Account, the Vested Money Purchase Pension Plan Dividend Sub-Account, or his Account includes assets transferred directly, or merged, from a plan subject to Code Section 417 (collectively, the "QJSA Assets"). The annuity provisions of this Appendix F apply only to the portion of the Account of a QJSA Participant attributable to the QJSA Assets and may be waived through a "Qualified Election" described in paragraph (c) below." 7. For purposes of clarity and consistency with the applicable provisions of the Plan, the initial paragraph of subsection (a) of Appendix F is amended by replacing the language in its entirety with the following: "If a QJSA Participant, distribution of the QJSA Assets portion of his Account shall be made through the purchase of an annuity contract that provides for payment in one of the following annuity forms unless he elects a different form of payment available under Section 5.6:" 8. For purposes of clarity and consistency with the applicable provisions of the Plan, subsection (b) of Appendix F is amended by replacing the language in its entirety with the following: "If a married QJSA Participant dies before his Benefit Payment Date, his spouse shall receive distribution of the vested QJSA Assets portion of his Account through the purchase of an annuity contract that provides for payment over the life of the spouse unless his spouse elects to receive distribution under another form of payment available under Section 5.6. Such QJSA Participant may designate a non-spouse Beneficiary to receive distribution of the QJSA Assets portion of his Account only pursuant to a "qualified election" unless his spouse has previously consented to the naming of such non-spouse Beneficiary as the sole Beneficiary of the QJSA Assets portion of his Account." 9. For purposes of clarity and consistency with the applicable provisions of the Plan, subsection (c) of Appendix F is amended by replacing the reference to "his Account" with "the QJSA Assets portion of his Account". 10. For purposes of clarity and consistency with the applicable provisions of the Plan, subsection (d) of Appendix F is amended by replacing all references to "vested Account" and "vested portion of the QJSA Participant's Account" with "vested QJSA Assets portion of the Account of the QJSA Participant". 11. Subsections (d)(1), (2), and (3) of Appendix F are amended by replacing all references to "An annuity contract, purchased from an insurance company (or similar source) by the Investment Committee" with "An annuity contract, purchased from. an insurance company (Or similar source) selected by the Benefits Administration Committee". 12. Effective January 1, 2026, subsection (c) of Section 12.9, Facility of Payment; Uncashed Checks; Recipients Who Cannot Be Located, is amended by replacing the language in its entirety with the following:

"(c)If the Trustee is unable to make payment to a Participant or other person to whom a payment is due under the Plan because it cannot ascertain his identity or whereabouts after reasonable efforts have been made to identify or locate him such as (i) providing a distribution notice to the individual's last known address by certified mail, (ii) checking the records of the Employer or any related plans (other than the group health plans) of the Employer, (iii) sending an inquiry to the designated Beneficiary of the missing Participant, or (iv) using a commercial locater service, the internet or other general search method, the benefit will be forfeited. If the payee later files a claim for that benefit, the benefit will be restored. If a distribution check has been issued and is outstanding for more than the number of days the Benefits Administration Committee determines and the Benefits Administration Committee has been unable to locate the payee after diligent efforts have been made to do so, then except as specifically directed by the Benefits Administration Committee, the amount of the check shall be re-deposited to the Plan and forfeited. However, if the payee is subsequently located, the check amount will be restored to an Account established on the payee's behalf, without adjustment for investment gains or losses since the date of issuance." 13. Effective January 1, 2026, Appendix A, Participating Employers, is replaced in its entirety with the attached "Appendix A." 14. In all respects not amended herein, the Plan shall remain in full force and effect. As evidence of its adoption of this Amendment, the Quest Diagnostics Clinical Laboratories, Inc. has caused this Amendment to be executed by its authorized officer on Jan 20,2026 2025. QUEST DIAGNOSTICS CLINICAL LABORATORIES, INC. Le. -ca 4.tken, By: Cecilia K. McKenney

APPENDIX A
PARTICIPATING EMPLOYERS

The names (and jurisdictions of organization) of Employers participating in the Plan as of January 1, 2026, in the Plan are:

<u>MEMBERS OF THE QUEST CONTROLLED GROUP</u>

American Medical Laboratories, Incorporated (DE)
Blueprint Genetics Inc. (DE)
Cleveland Heartlab, Inc. (DE)
DGXWMT JV, LLC (DE)
ExamOne LLC (DE)
ExamOne World Wide, Inc. (PA)
ExamOne World Wide of NJ, Inc. (NJ)
LabOne, LLC (MO)
LabOne of Ohio, Inc. (DE)
Med Fusion, LLC (TX)
PACK Health, LLC (AL)
PhenoPath Laboratories, PLLC (WA)
Quest Diagnostics Clinical Laboratories, Inc. (DE)
Quest Diagnostics Health & Wellness, LLC (DE)
Quest Diagnostics Holdings Incorporated (DE)
Quest Diagnostics Incorporated (DE)
Quest Diagnostics Incorporated (MD)
Quest Diagnostics Incorporated (NV)
Quest Diagnostics International LLC (DE)
Quest Diagnostics Investments LLC (DE)
Quest Diagnostics LLC (CT)
Quest Diagnostics LLC (IL)
Quest Diagnostics LLC (MA)
Quest Diagnostics Massachusetts LLC (MA)
Quest Diagnostics Nichols Institute (CA)
Quest Diagnostics Nichols Institute, Inc. (VA)
Quest Diagnostics of Pennsylvania Inc. (DE)
Quest Diagnostics Receivables Inc. (DE)
Quest Diagnostics TB, LLC (DE)
Quest HealthConnect, LLC (CA)
Reprosource Fertility Diagnostics, Inc. (MA)
Specialty Laboratories, Inc. (CA)
Unilab Corporation (DE)
AmeriPath Cincinnati, Inc. (OH)
AmeriPath Cleveland, Inc. (OH)
AmeriPath Consolidated Labs, Inc. (FL)
AmeriPath Florida, LLC (DE)
AmeriPath Hospital Services Florida, LLC (DE)
AmeriPath, Inc. (DE)
AmeriPath Indianapolis, P.C. (IN)
AmeriPath Kentucky, Inc. (KY)
AmeriPath Lubbock 5.01(a) Corporation (TX)
AmeriPath New York, LLC (DE)
AmeriPath Texas Inc. (TX)
AmeriPath Tucson, Inc. (AZ)
Colorado Pathology Consultants, P.C. (CO)
Consolidated DermPath, Inc. (DE)
Dermatopathology of Wisconsin, S.C. (WI)
DFW 5.01(a) Corporation (TX)
Diagnostic Pathology Services, Inc. (OK)
Hoffman, M.D., Associated Pathologists, Chartered (NV)
Institute for Dermatopathology, P.C. (PA)
Kailash B. Sharma, M.D., Inc. (GA)
Kilpatrick Pathology, P.A. (NC)
Nuclear Medicine and Pathology Associates (GA)
Ocmulgee Medical Pathology Association, Inc. (GA)

<u>EMPLOYERS THAT ARE NOT MEMBERS OF THE QUEST CONTROLLED GROUP</u>

Desert Pathology Medical Group, Inc. (CA)
Diagnostic Laboratory of Oklahoma LLC (OK)
Quest Diagnostics Venture LLC (PA)